Exhibit 99.1

Press Contact:	Investor Contact:
Meghan Fintland	Kris Newton
NetApp	NetApp
1 408 822 1389	1 408 822 3312
meghan.fintland@netapp.com	kris.newton@netapp.com

NETAPP REPORTS THIRD QUARTER FISCAL YEAR 2016 RESULTS

Net Revenues of $1.39 Billion; GAAP EPS of $0.52 and Non-GAAP EPS of $0.70

•	Announced acquisition of SolidFire™
•	NetApp™ clustered Data ONTAP™ node shipments increased 69% year over year
•	Free cash flow of $314 million dollars; 23% of net revenues
•	Initiated transformation program to reduce cost structure of the company

Sunnyvale, Calif.—February 17, 2016—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter of fiscal year 2016, ended January 29, 2016.

Third Quarter Financial Results
Net revenues for the third quarter of fiscal year 2016 were $1.39 billion. GAAP net income for the third quarter of fiscal year 2016 was $153 million, or $0.52 income per share1 , compared to GAAP net income of $177 million, or $0.56 income per share, for the comparable period of the prior year. Non-GAAP net income for the third quarter of fiscal year 2016 was $206 million, or $0.70 income per share,2 compared to non-GAAP net income of $238 million, or $0.75 income per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments
NetApp ended the third quarter of fiscal year 2016 with $5.0 billion in total cash, cash equivalents and investments and generated $355 million in cash from operations. During the third quarter of fiscal year 2016, the Company returned $137 million to shareholders through share repurchases and a cash dividend.

The next dividend in the amount of $0.18 per common share will be paid on April 27, 2016, to shareholders of record as of the close of business on April 8, 2016.

"NetApp's third quarter results demonstrate good progress in advancing our strategy and strong operational execution despite the challenging macroeconomic environment," said George Kurian, CEO. "To position NetApp for long-term success, we launched a transformation program designed to streamline the business and reduce our cost structure, while at the same time, maintaining our ability to invest in strategic opportunities. We are confident that we have the right strategy to further pivot the company toward the growth areas of the market and deliver long-term value."

Q4 Fiscal Year 2016 Outlook
The Company provided the following financial guidance for the fourth quarter of fiscal year 2016:
•	Net revenues are expected to be in the range of $1.35 billion to $1.50 billion.
•	GAAP earnings per share is expected to be in the range of $0.12 to $0.21 per share.
•	Non-GAAP earnings per share is expected to be in the range of $0.55 to $0.60 per share.

Business Highlights
•	NetApp Is the Clear Technology Leader in the All-Flash-Array Market
-	Accelerates customer adoption of all-flash data centers with SolidFire. With the acquisition of SolidFire, NetApp now has all-flash offerings that address each of the three largest all-flash-array market segments. SolidFire combines the performance and economics of all-flash storage with a webscale architecture that radically simplifies data center operations and enables rapid deployments of new applications. SolidFire products will be incorporated into the strategy for the Data Fabric enabled by NetApp, delivering seamless management across flash, disk and cloud resources.
-	NetApp flash storage improves student and faculty experience. With NetApp solutions, Western Oregon University (WOU) speeds educational, operational and financial decisions, while enhancing online collaboration benefits.
-	Performance of flash at the price of disk. NetApp's new software efficiency technology and higher capacity drives within the NetApp All Flash FAS array series make it now possible for customers to reduce capacity requirements by as much as 30:1.
•
The Data Fabric Vision Is Extended with New Solutions, Services and Partnerships
NetApp provides customers with the enterprise data protection that they need to confidently embrace the hybrid cloud. With NetApp SnapCenter™, StorageGRID™ Webscale, NetApp Private Storage, NetApp MetroCluster ™ and NetApp SnapMirror™ disaster recovery solutions; as well as Commvault IntelliSnap, NetApp customers can now build a new generation of hybrid cloud services designed to move, manage, and protect data.

Webcast and Conference Call Information
NetApp will host a conference call to discuss these results today at 2 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4 p.m. Pacific Time today.

About NetApp
Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more, visit http://www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q4 Fiscal Year 2016 Outlook section, statements made about our strategy, reducing our cost structure, our ability to invest in strategic opportunities, our future growth, and our ability to deliver long-term value, and statements made about the benefits to us and our customers of our products and partnerships, including those statements under the Business Highlights section. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as changes in storage consumption models, customer demand for and acceptance of our products and services, our ability to effectively integrate the SolidFire acquisition, our ability to successfully execute our transformation program, reduce our costs and pivot to the growth areas of the market and our ability to continue to generate healthy operating cash flow. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled "Risk Factors" in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.
###

NetApp and the NetApp logo are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

1Net income per share is calculated using the diluted number of shares.
2Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company's tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company's tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods.

We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has limitations and they should not solely be used to evaluate our Company without reference to their corresponding GAAP financial measures. As such, we provide non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure Company performance against historical results, (2) facilitate comparisons to our competitors' operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 29, 2016	April 24, 2015

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,023	$5,326
Accounts receivable	585	779
Inventories	102	146
Other current assets	354	522
Total current assets	6,064	6,773

Property and equipment, net	873	1,030
Goodwill and purchased intangible assets, net	1,064	1,117
Other non-current assets	784	481
Total assets	$8,785	$9,401

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$175	$284
Accrued expenses	617	701
Short-term deferred revenue and financed unearned services revenue	1,684	1,724
Total current liabilities	2,476	2,709

Long-term debt	1,490	1,487
Other long-term liabilities	268	318
Long-term deferred revenue and financed unearned services revenue	1,442	1,473
Total liabilities	5,676	5,987

Stockholders' equity	3,109	3,414
Total liabilities and stockholders' equity	$8,785	$9,401

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2016	January 23, 2015	January 29, 2016	January 23, 2015

Revenues:
Product	$750	$929	$2,229	$2,741
Software maintenance	234	226	715	672
Hardware maintenance and other services	402	396	1,222	1,170
Net revenues	1,386	1,551	4,166	4,583

Cost of revenues:
Cost of product	381	420	1,134	1,216
Cost of software maintenance	9	9	28	26
Cost of hardware maintenance and other services	141	145	449	443
Total cost of revenues	531	574	1,611	1,685
Gross profit	855	977	2,555	2,898

Operating expenses:
Sales and marketing	418	475	1,358	1,443
Research and development	200	230	660	687
General and administrative	70	70	223	213
Restructuring and other charges	-	-	28	-
Acquisition-related expense	2	-	2	-
Total operating expenses	690	775	2,271	2,343

Income from operations	165	202	284	555

Other income (expense), net	(2)	(2)	1	(6)

Income before income taxes	163	200	285	549

Provision for income taxes	10	23	48	124

Net income	$153	$177	$237	$425

Net income per share:
Basic	$0.52	$0.57	$0.80	$1.34

Diluted	$0.52	$0.56	$0.79	$1.31

Shares used in net income per share calculations:
Basic	293	312	297	318

Diluted	296	317	300	323

Cash dividends declared per share	$0.180	$0.165	$0.540	$0.495

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2016	January 23, 2015	January 29, 2016	January 23, 2015

Cash flows from operating activities:
Net income	$153	$177	$237	$425
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	66	80	202	235
Stock-based compensation	63	66	199	196
Excess tax benefit from stock-based compensation	(1)	(5)	(5)	(54)
Other, net	(21)	(20)	(69)	30
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	1	(35)	190	187
Inventories	23	(10)	44	5
Accounts payable	(53)	(14)	(113)	(46)
Accrued expenses	10	(26)	(78)	(162)
Deferred revenue and financed unearned services revenue	85	79	(52)	34
Changes in other operating assets and liabilities, net	29	(17)	74	22
Net cash provided by operating activities	355	275	629	872
Cash flows from investing activities:
Redemptions (purchases) of investments, net	91	(320)	879	41
Purchases of property and equipment	(41)	(29)	(125)	(138)
Acquisitions of businesses	-	(85)	-	(85)
Other investing activities, net	(1)	4	(1)	3
Net cash provided by (used in) investing activities	49	(430)	753	(179)
Cash flows from financing activities:
Issuance of common stock	45	75	70	146
Repurchase of common stock	(85)	(200)	(698)	(919)
Excess tax benefit from stock-based compensation	1	5	5	54
Issuance of long-term debt, net	-	-	-	495
Dividends paid	(52)	(52)	(159)	(157)
Other financing activities, net	(5)	(4)	(8)	(8)
Net cash used in financing activities	(96)	(176)	(790)	(389)

Effect of exchange rate changes on cash and cash equivalents	(11)	(34)	(19)	(55)

Net increase (decrease) in cash and cash equivalents	297	(365)	573	249
Cash and cash equivalents:
Beginning of period	2,198	2,905	1,922	2,291
End of period	$2,495	$2,540	$2,495	$2,540

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q3 FY'16	Q2 FY'16	Q3 FY'15
Revenues
Product	$750	$815	$929
Software Maintenance	$234	$233	$226
Hardware Maintenance & Other Services:	$402	$397	$396
Hardware Maintenance Support Contracts	$326	$326	$316
Professional and Other Services	$76	$71	$80
Net Revenues	$1,386	$1,445	$1,551

Geographic Mix
	% of Q3 FY'16 Revenue	% of Q2 FY'16 Revenue	% of Q3 FY'15 Revenue
Americas	54%	57%	54%
Americas Commercial	44%	42%	44%
U.S. Public Sector	10%	14%	10%
EMEA	33%	30%	33%
Asia Pacific	13%	14%	13%

Pathways Mix
	% of Q3 FY'16 Revenue	% of Q2 FY'16 Revenue	% of Q3 FY'15 Revenue
Direct	22%	23%	21%
Indirect	78%	77%	79%

Direct revenues are those sold through our direct sales force and, effective Q1 FY'16, include those sold to service providers. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors. Indirect revenue reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q3 FY'16	Q2 FY'16	Q3 FY'15
Non-GAAP Gross Margin	63.1%	62.5%	64.6%
Product	51.1%	51.8%	57.0%
Software Maintenance	96.2%	96.1%	95.9%
Hardware Maintenance & Other Services	66.2%	64.7%	64.5%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q3 FY'16	Q2 FY'16	Q3 FY'15
Non-GAAP Income from Operations	$244	$219	$288
% of Net Revenues	17.6%	15.2%	18.5%
Non-GAAP Income before Income Taxes	$242	$218	$285
Non-GAAP Effective Tax Rate	14.9%	17.0%	16.5%

Non-GAAP Net Income
	Q3 FY'16	Q2 FY'16	Q3 FY'15
Non-GAAP Net Income	$206	$181	$238
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	296	296	317
Non-GAAP Net Income per Share, Diluted	$0.70	$0.61	$0.75

Select Balance Sheet Items
	Q3 FY'16	Q2 FY'16	Q3 FY'15
Deferred Revenue and Financed Unearned Services Revenue	$3,126	$3,046	$3,110
DSO (days)	38	37	39
Inventory Turns	20	17	19

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3 FY'16	Q2 FY'16	Q3 FY'15
Net Cash Provided by Operating Activities	$355	$145	$275
Purchases of Property and Equipment	$41	$46	$29
Free Cash Flow	$314	$99	$246
Free Cash Flow as % of Net Revenues	22.7%	6.9%	15.9%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY16	Q2'FY16	Q3'FY15

NET INCOME	$153	$114	$177
Adjustments:
Amortization of intangible assets	14	14	19
Stock-based compensation	63	59	66
Restructuring and other charges	-	1	-
Acquisition-related expense	2	-	-
Income tax effect of non-GAAP adjustments	(26)	(17)	(24)
Settlement of income tax audit	-	10	-
NON-GAAP NET INCOME	$206	$181	$238

COST OF REVENUES	$531	$561	$574
Adjustments:
Amortization of intangible assets	(13)	(14)	(18)
Stock-based compensation	(6)	(5)	(6)
NON-GAAP COST OF REVENUES	$512	$542	$550

COST OF PRODUCT REVENUES	$381	$408	$420
Adjustments:
Amortization of intangible assets	(13)	(14)	(18)
Stock-based compensation	(1)	(1)	(2)
NON-GAAP COST OF PRODUCT REVENUES	$367	$393	$400

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$141	$144	$145
Adjustment:
Stock-based compensation	(5)	(4)	(4)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$136	$140	$140

GROSS PROFIT	$855	$884	$977
Adjustments:
Amortization of intangible assets	13	14	18
Stock-based compensation	6	5	6
NON-GAAP GROSS PROFIT	$874	$903	$1,002

SALES AND MARKETING EXPENSES	$418	$448	$475
Adjustments:
Amortization of intangible assets	(1)	-	(1)
Stock-based compensation	(27)	(26)	(30)
NON-GAAP SALES AND MARKETING EXPENSES	$390	$422	$445

RESEARCH AND DEVELOPMENT EXPENSES	$200	$216	$230
Adjustment:
Stock-based compensation	(20)	(18)	(21)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$180	$198	$208

GENERAL AND ADMINISTRATIVE EXPENSES	$70	$74	$70
Adjustment:
Stock-based compensation	(10)	(10)	(9)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$60	$64	$61

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY16	Q2'FY16	Q3'FY15

RESTRUCTURING AND OTHER CHARGES	$-	$1	$-
Adjustment:
Restructuring and other charges	-	(1)	-
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-

ACQUISITION-RELATED EXPENSE	$2	$-	$-
Adjustment:
Acquisition-related expense	(2)	-	-
NON-GAAP ACQUISITION-RELATED EXPENSE	$-	$-	$-

OPERATING EXPENSES	$690	$739	$775
Adjustments:
Amortization of intangible assets	(1)	-	(1)
Stock-based compensation	(57)	(54)	(60)
Restructuring and other charges	-	(1)	-
Acquisition-related expense	(2)	-	-
NON-GAAP OPERATING EXPENSES	$630	$684	$714

INCOME FROM OPERATIONS	$165	$145	$202
Adjustments:
Amortization of intangible assets	14	14	19
Stock-based compensation	63	59	66
Restructuring and other charges	-	1	-
Acquisition-related expense	2	-	-
NON-GAAP INCOME FROM OPERATIONS	$244	$219	$288

INCOME BEFORE INCOME TAXES	$163	$144	$200
Adjustments:
Amortization of intangible assets	14	14	19
Stock-based compensation	63	59	66
Restructuring and other charges	-	1	-
Acquisition-related expense	2	-	-
NON-GAAP INCOME BEFORE INCOME TAXES	$242	$218	$285

PROVISION FOR INCOME TAXES	$10	$30	$23
Adjustments:
Income tax effect of non-GAAP adjustments	26	17	24
Settlement of income tax audit	-	(10)	-
NON-GAAP PROVISION FOR INCOME TAXES	$36	$37	$47

NET INCOME PER SHARE	$0.52	$0.39	$0.56
Adjustments:
Amortization of intangible assets	0.05	0.05	0.06
Stock-based compensation	0.21	0.20	0.21
Restructuring and other charges	-	-	-
Acquisition-related expense	0.01	-	-
Income tax effect of non-GAAP adjustments	(0.09)	(0.06)	(0.07)
Settlement of income tax audit	-	0.03	-
NON-GAAP NET INCOME PER SHARE	$0.70	$0.61	$0.75

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY16	Q2'FY16	Q3'FY15

Gross margin-GAAP	61.7%	61.2%	63.0%
Cost of revenues adjustments	1.4%	1.3%	1.6%
Gross margin-Non-GAAP	63.1%	62.5%	64.6%

GAAP cost of revenues	$531	$561	$574
Cost of revenues adjustments:
Amortization of intangible assets	(13)	(14)	(18)
Stock-based compensation	(6)	(5)	(6)
Non-GAAP cost of revenues	$512	$542	$550

Net revenues	$1,386	$1,445	$1,551

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY16	Q2'FY16	Q3'FY15

Product gross margin-GAAP	49.2%	49.9%	54.9%
Cost of product revenues adjustments	1.9%	1.8%	2.1%
Product gross margin-Non-GAAP	51.1%	51.8%	57.0%

GAAP cost of product revenues	$381	$408	$420
Cost of product revenues adjustments:
Amortization of intangible assets	(13)	(14)	(18)
Stock-based compensation	(1)	(1)	(2)
Non-GAAP cost of product revenues	$367	$393	$400

Product revenues	$750	$815	$929

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q3'FY16	Q2'FY16	Q3'FY15

Hardware maintenance and other services gross margin-GAAP	64.9%	63.7%	63.3%
Cost of hardware maintenance and other services revenues adjustment	1.2%	1.0%	1.2%
Hardware maintenance and other services gross margin-Non-GAAP	66.2%	64.7%	64.5%

GAAP cost of hardware maintenance and other services revenues	$141	$144	$145
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(5)	(4)	(4)
Non-GAAP cost of hardware maintenance and other services revenues	$136	$140	$140

Hardware maintenance and other services revenues	$402	$397	$396

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY16	Q2'FY16	Q3'FY15

GAAP effective tax rate	6.1%	20.8%	11.6%
Adjustments:
Tax effect of non-GAAP adjustments	8.8%	0.8%	4.9%
Settlement of income tax audit	-%	(4.6%)	-%
Non-GAAP effective tax rate	14.9%	17.0%	16.5%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY16	Q2'FY16	Q3'FY15
Net cash provided by operating activities	$355	$145	$275
Purchases of property and equipment	(41)	(46)	(29)
Free cash flow	$314	$99	$246

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q3'FY16	Q2'FY16	Q3'FY15
Annualized inventory turns-GAAP	21	18	19
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	20	17	19

GAAP cost of revenues	$531	$561	$574
Cost of revenues adjustments:
Amortization of intangible assets	(13)	(14)	(18)
Stock-based compensation	(6)	(5)	(6)
Non-GAAP cost of revenues	$512	$542	$550

Inventory	$102	$125	$118

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2016

Fourth Quarter
Fiscal 2016

Non-GAAP Guidance - Net Income Per Share	$0.55 - $0.60

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2016:
Amortization of intangible assets	(0.08)
Stock-based compensation expense	(0.21)
Restructuring and other charges	(0.24) - (0.20)
Acquisition-related expense	(0.01)
Income tax effect of non-GAAP adjustments	0.11
Total Adjustments	(0.43) - (0.39)

GAAP Guidance - Net Income Per Share	$0.12 - $0.21